UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 Amendment No. 1

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ANSWERS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Statement

Answers Corporation (the “Company”) recently became aware of an error in the Corporate Governance section of its 2010 Proxy Statement with respect to the independence of directors appearing on pages 11-15.  The Corporate Governance section stated that Messrs. Rosenschein, Beasley and Dyal were not currently “independent” in accordance with the applicable listing standards of The NASDAQ Stock Market when in fact the board of directors has determined that Messrs. Beasley and Dyal are currently “independent” in accordance with the applicable listing standards of  The NASDAQ Stock Market.  This supplemental filing is being made in order to amend and restate the Corporate Governance section of the Company’s 2010 Proxy Statement.  Except as described above, no other changes have been made to the 2010 Proxy Statement.  This supplemental information should be read in conjunction with the 2010 Proxy Statement.

The Corporate Governance section appearing on pages 11-15 of the 2010 Proxy Statement is hereby amended and restated in its entirety with the following:

CORPORATE GOVERNANCE

Independence of Directors

Our board of directors has determined that its members are currently “independent” in accordance with the applicable listing standards of The NASDAQ Stock Market as currently in effect, with the exception of Mr. Rosenschein.

Meetings of the Board of Directors and its Committees

During the year ended December 31, 2009, our board of directors held 6 meetings; our Audit Committee held 6 meetings; our Compensation Committee held 2 meetings; our Nominations / Corporate Governance Committee held 1 meeting; and our Finance Committee held 1 meeting.

During the year ended December 31, 2009, no director attended fewer than 75% of the aggregate of the total number of meetings of our board of directors (held during the period for which he was a director) and the total number of meetings held by all committees of our board of directors on which he served (held during the period that he served).

Board Leadership Structure

The board of directors believes that Mr. Rosenschein’s service as both chairman of the board and Chief Executive Officer is in the best interest of the Company and its stockholders. Mr. Rosenschein possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing Answers.com, and is thus best positioned to develop agendas that ensure that the board’s time and attention are focused on the most critical matters. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s stockholders, employees, partners, and users.

Board of Directors’ Role in Risk Oversight

Our board of directors plays an active role in risk oversight of the Company. The board of directors does not have a formal risk management committee, but administers this oversight function through various standing committees of the board of directors. The Audit Committee maintains responsibility for oversight of financial reporting-related risks, including those related to the Company’s accounting, auditing and financial reporting practices. The Audit Committee also reviews reports and considers any material allegations regarding potential violations of the Company’s Code of Ethics. The Compensation Committee oversees risks arising from the Company’s compensation policies and programs. This Committee has responsibility for evaluating and approving the executive compensation and benefit plans, policies and programs of the Company. The Nominations/Corporate Governance Committee oversees corporate governance risks and oversees and advises the board of directors with respect to the Company’s policies and practices regarding significant issues of corporate responsibility.

Code of Ethics

The Company’s board of directors has adopted a Code of Ethics and Business Conduct (the “Code”) that outlines the principles of legal and ethical business conduct under which the Company does business.  The Code, which is applicable to all directors, employees and officers of the Company, is available at the Company’s Website at http://ir.answers.com. Any substantive amendment or waiver of the Code may be made only by the Company’s board of directors or a committee of the board of directors, and will be promptly disclosed to the Company’s stockholders on our website. In addition, disclosure of any waiver of the Code will also be made by the filing of a Current Report on Form 8-K with the SEC, pursuant to applicable SEC rules and regulations.

Committees of the Board

The Company’s board of directors has also adopted a written charter for each of the Audit Committee, Compensation Committee and Nominations/ Corporate Governance Committee.  Each charter is available on the Company’s website.

 Audit Committee.  In May 2004, the Company established an Audit Committee of the board of directors. The Audit Committee consists of Mr. Sternlicht, Chairman, Mr. Tebbe and Mr. Segall, each of whom satisfy the current independence standards as promulgated by the SEC and NASDAQ, as such standards apply specifically to members of audit committees. The Audit Committee’s scope of authority, which is specified in our Audit Committee Charter, includes, but is not limited to:

•	Reviewing and discussing with management and the independent accountants our annual and quarterly financial statements and discussing with management any earnings guidance provided to the market;
•	Directly appointing, compensating, retaining, and overseeing the work of the independent auditor;
•	Approving, in advance, the provision by the independent auditor of all audit and permissible non-audit services;
•
Establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submissions by the Company’s employees of concerns regarding questionable accounting or auditing matters;

•	Retaining independent legal and other advisors as the Audit Committee deems necessary or appropriate;
•	Determining and receiving from the Company appropriate funding to compensate the independent accountants and any outside advisors engaged by the Audit Committee; and
•	Reviewing reports and disclosure of insider and affiliated party transactions.

     The Audit Committee will be composed exclusively of “super independent directors” who are “financially literate” as defined under the NASDAQ listing standards. The NASDAQ listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, the Company must certify to NASDAQ that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience that results in the individual’s financial sophistication. The board of directors believes that Mr. Sternlicht satisfies NASDAQ’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under SEC rules and regulations.   For additional information about the Audit Committee, see “Report of the Audit Committee” below.

Compensation Committee.  In May 2004, the Company established a Compensation Committee of the board of directors. The Compensation Committee consists of Mr. Tebbe, Chairman, Mr. Kramer and Mr. Beasley.  The board of directors has determined that each of the Compensation Committee members is an independent director under the current definition promulgated by NASDAQ. The Compensation Committee reviews and approves the Company’s salary and benefits policies, including the compensation of executive officers. The Compensation Committee also administers the Company’s stock option plans and recommends and approves grants of stock options and/or other stock-based awards under the plans.

Nominations/Corporate Governance Committee.  In May 2004, the Company established a Nominating/Corporate Governance Committee (“Nominating Committee”) of the board of directors. The Nominating Committee consists of Mr. Kramer, Chairman, Mr. Tebbe and Mr. Dyal. The board of directors has determined that each of the Nominating Committee members is an independent director under the current definition promulgated by NASDAQ. The purpose of the Nominating Committee is to select, or recommend for the entire board’s selection, the individuals to stand for election as directors at the annual meeting of stockholders and to oversee the selection and composition of committees of the board. The committee’s duties, which are specified in the Nominating Committee Charter, include, but are not limited to:

• Establishing criteria for the selection of new directors;

• Recommending directors to serve on the committees of the board;

• Considering the adequacy of the Company’s corporate governance and proposing amendments accordingly;

• Overseeing and approving management continuity planning process; and

• Reporting regularly to the board matters relating to the committee’s duties.

Financing Committee.  In July 2005, the Company established a Financing Committee of the board of directors. The Financing Committee consists of Mr. Segall, Chairman, Mr. Sternlicht and Mr. Beasley. Each of the Finance Committee members is an independent director under the current definition promulgated by NASDAQ. The purpose of the Financing Committee is to review and discuss with management financing opportunities that the Company is considering, to evaluate the business merits of all potential mergers and acquisitions and to provide the board of directors with a recommendation as to the terms and conditions of any extraordinary transactions, in consultation with the management team, legal advisors and financial consultants.

Vice-Chairman of the Board of Directors and Lead Director.  On April 12, 2007, Mark A. Tebbe was appointed Vice-Chairman of the board of directors and Lead Director. In this capacity, Mr. Tebbe is authorized to call meetings of the board, in consultation with the non-employee directors, advise the Chairman as to scheduling board meetings and provide the Chairman with input regarding the agendas for the board meetings, preside at all meetings at which the Chairman is not present including executive sessions of the non-employee directors and apprise the Chairman of the issues considered, be available for consultation and direct communication with the Company’s major stockholders and perform such other duties as the board may from time to time delegate.

Director Nominations

The Nominations / Corporate Governance Committee is responsible for, among other things, the selection, or the recommendation to the Company’s board of directors for selection, of nominees for election as directors.  The Nominations / Corporate Governance Committee shall make director nominations as a committee or make recommendations to the board with respect to director nominations. Towards the end of the Company’s 2005 fiscal year, the Nominations / Corporate Governance Committee recommended that the board of directors adopt, and the board of directors subsequently adopted, Procedures for the Recommendation by Stockholders of Director Candidates (“Nomination Procedures”). The Nomination Procedures are attached to this proxy statement as Annex A. Under the Nomination Procedures, the Nominations / Corporate Governance Committee will only consider nominations properly submitted by stockholders in accordance the rules stated therein.

If the Nominations / Corporate Governance Committee believes that the Company’s board of directors requires additional candidates for nomination, it may engage, a third party search firm to assist in identifying qualified candidates.  The process may also include interviews and all necessary and appropriate inquiries into the background and qualifications of possible candidates.

Director Qualifications

 Our Nominations / Corporate Governance Committee will evaluate and recommend candidates for membership on the board of directors consistent with criteria established by such committee. The Nominations / Corporate Governance Committee has not formally established any specific, threshold criteria that must be satisfied by any board candidate or specific qualifications and experience that are necessary for one or more of the members of the board of directors to possess. However, the Nominations / Corporate Governance Committee, when considering a potential candidate, will factor into its determination the following qualities of a candidate: professional experience, including whether the person is a current or former CEO, CFO or other leader of a public company, or the head of a division of a large international organization, educational background, knowledge of the Company’s business, integrity, professional reputation, wisdom, independence and ability to represent the best interests of our stockholders.

The Company’s current board of directors is composed of a diverse group of experts in their respective fields. Several of the current directors have senior leadership experience at major organizations. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Most of our directors also have experience serving on boards of directors and board committees of other public companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies. Further, the Company’s directors also have other experience that makes them valuable members, such as experience developing technology or managing or directing the growth of technology companies, which provides insight into strategic and operational issues faced by the Company.

The Nominations / Corporate Governance Committee and the board believe that the above-mentioned attributes, along with the leadership skills and other experiences of its board members described below, provide the Company with a diverse range of experiences and business judgment necessary to lead the Company strategically and supervise management’s execution.

Robert S. Rosenschein

•	Numerous years of business leadership as chief executive officer of the Company and former chief executive officer of Accent Software.

•	Experience developing technology at organizations such as Microsoft, Ashton-Tate, American Management Systems, Data General, and the World Bank.

Mark A. Tebbe

•	Numerous years of business leadership as chairman of Lante Corporation, a technology consulting firm founded by Mr. Tebbe.

•	Many years of senior management experience in the technology sector.

Yehuda Sternlicht

•	Numerous years of business leadership as chief financial officer of Savient Pharmaceuticals, Inc.

•	Substantial financial and accounting experience due to the professional positions he has held over the course of his career.

Mark B. Segall

•	Extensive management expertise from his background as a chief executive officer in the corporate advisory and investment banking industries.

•	Board member of several corporations and counsel to numerous technology company clients.

Lawrence S. Kramer

•	Numerous years of experience creating and managing content, along with strong background of service in the media industry.

•	Past experience as a chairman and chief Executive Officer of MarketWatch, Inc.

W. Allen Beasley

•	Strong background of investment activity in growth-stage companies.

R. Thomas Dyal

•	Background, which includes investment activity in companies focused on opportunities in the Internet, software and mobile industries, is complementary to the oversight of our business.

•	Past operating roles in the communications and networking industry contribute additional value.

Communications by Stockholders with Directors

The Company encourages stockholder communications with the Company’s board of directors and/or individual directors.  Stockholders who wish to communicate with Company directors should send their communications to the care of Caleb Chill, Secretary, Answers Corporation, at 237 West 35th Street, Suite 1001, New York, New York 10001; Fax: 646-502-4778.  Communications regarding financial or accounting policies should be sent to the attention of the Chairman of the Audit Committee.   Mr. Chill will maintain a log of such communications and will transmit as soon as practicable such communications to the Chairman of the Audit Committee or to the identified individual director(s), although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently, as determined by Mr. Chill.

Director Attendance at Annual Meetings

The Company has made every effort to schedule its annual meeting of stockholders at a time and date to accommodate attendance by directors taking into account the directors’ schedules. All directors are encouraged to attend the Company’s annual meeting of stockholders.  The Company does not have a formal policy regarding director attendance at our annual meetings.